   As filed with the Securities and Exchange Commission on November 18, 1998
                                                              File No. 333-12345

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------

                            GOLDEN EAGLE GROUP, INC.
             (Exact Name of Registrant as Specified in its Charter)


             DELAWARE                                  65-0353755
   (State or Other Jurisdiction           (I.R.S. Employer Identification No.)
 of Incorporation or Organization)

       120 STANDIFER DRIVE                          (281) 446-2656
       HUMBLE, TEXAS 77338               (Telephone Number, Including Area Code,
  (Address, Including Zip Code,              of Principal Executive Offices)
 of Principal Executive Offices)


                                Patrick H. Weston
                      President and Chief Executive Officer
                            Golden Eagle Group, Inc.
                               120 Standifer Drive
                               Humble, Texas 77338
                     (Name and Address of Agent For Service)
                                 (281) 446-2656
          (Telephone Number, Including Area Code, of Agent For Service)

                           ---------------------------


================================================================================

                               Page 1 of 3 pages.

         This Post-Effective Amendment No. 1 is being filed to remove from registration 920,000 shares of common stock issuable upon exercise of warrants, $0.01 par value per share, of Golden Eagle Group, Inc. ("Golden Eagle Group"), and 888,000 shares of common stock, $0.01 par value per share, of Golden Eagle Group. Such offering has been terminated in connection with the Agreement and Plan of Merger dated as of September 22, 1998 by and among USFreightways Corporation, a Delaware corporation, Seko Newco, Inc., a Delaware corporation, and Golden Eagle Group, pursuant to which Golden Eagle Group will become an indirect subsidiary of USFreightways Corporation, such merger to become effective on November 12, 1998.



                               Page 2 of 3 pages.

                                   SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Humble, State of Texas, on this 18th day of November, 1998.

                                    GOLDEN EAGLE GROUP, INCORPORATED


                                    By:    /s/ Patrick H. Weston
                                       -----------------------------------------
                                           Patrick H. Weston
                                           President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                 Signature                                   Title                          Date
                 ---------                                   -----                          ----

                     *                               Chairman of the Board           November 18, 1998
---------------------------------------------             and Director
             Patrick M. Daher

                     *                                 President, Chief              November 18, 1998
---------------------------------------------         Executive Officer
             Patrick H. Weston                           and Director


                     *                             Executive Vice President          November 18, 1998
---------------------------------------------            and Director
            Carlos A. Macaluso

                     *                             Vice President - Finance,         November 18, 1998
---------------------------------------------       Chief Financial Officer
              Donald Nodorft

                     *                                     Director                  November 18, 1998
---------------------------------------------
                Keith Bates

                     *                                     Director                  November 18, 1998
---------------------------------------------
              John F. Darden


         /s/ Patrick H. Weston
---------------------------------------------
   Patrick H. Weston, attorney in fact




                               Page 3 of 3 pages.